Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-8 (No. 333-40509) 1996 Stock Option Plan for Non-Executive Employees and Consultants

Form S-8 (No. 33-41337) 401(k) Retirement Plan

Form S-8 (No. 33-35750) 1990 Stock Option Plan

Form S-8 (No. 33-76804) 1993 Director Stock Option Plan

Form S-8 (No. 33-76806) 1990 Stock Option Plan

Form S-8 (No. 333-04284) 401(k) Retirement Plan

Form S-8 (No. 333-09889) 1990 Stock Option Plan

Form S-8 (No. 333-61988) 1990 Stock Option Plan, as amended, and TETRA Technologies, Inc.

1996 Stock Option Plan for Non-Executive Employees and Consultants

Form S-8 (No. 333-84444) Non-Qualified Stock Option Plan

Form S-8 (No. 333-76039) 1998 Director Stock Option Plan

Form S-8 (No. 333-114034) 1998 Director Stock Option Plan

Form S-8 (No. 333-126422) Non-Qualified Stock Option Plan

Form S-4 (No. 333-115859) Registration of $400 million of Common Stock, Preferred Stock, Senior

Debt Securities, and Warrants

Form S-8 (No. 333-133790) 2006 Equity Incentive Compensation Plan

of our report dated February 28, 2007, with respect to the consolidated financial statements of TETRA Technologies, Inc., our report dated February 28, 2007, with respect to TETRA Technologies, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of TETRA Technologies, Inc., included herein, and our report with respect to the financial statement schedule of TETRA Technologies, Inc. included in this Annual Report (Form 10-K) of TETRA Technologies, Inc.

/s/ERNST & YOUNG LLP

Houston, Texas

February 28, 2007